UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
______________________________

Date of Report (Date of earliest event reported): December 12, 2012

COMMUNITY FINANCIAL SHARES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-51296 (Commission File Number)	36-4387843 (IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (630) 545-0900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On December 12, 2012, Community Financial Shares, Inc. received the requisite consents from a majority of the holders of the outstanding shares of common stock of the Company to amend the Company’s Certificate of Incorporation to: (1) increase the authorized number of shares of the common stock of the Company, no par value, to seventy-five million (75,000,000) shares from five million (5,000,000) shares; and (2) revise Article Tenth of the Certificate of Incorporation to specify that each outstanding share of Company common stock is entitled to one vote on each matter submitted to a vote of the Company’s stockholders.  The results of the consent solicitation, which was conducted pursuant to a written consent solicitation statement filed with the U.S. Securities and Exchange Commission on November 29, 2012,  were as follows:

	Proposal 1 (Increase Number of Authorized Shares)	Proposal 2 (Amendment to Article Tenth)
Consent	731,877 shares (58.77% of outstanding shares)	740,037 shares (59.43% of outstanding shares)
Withhold Consent	6,214 shares (0.50% of outstanding shares)	3,510 shares (0.28% of outstanding shares)
Abstain	18,564 shares (1.49% of outstanding shares)	13,108 shares (1.05% of outstanding shares)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FINANCIAL SHARES, INC.

Date: December 18, 2012	By:	/s/ Scott W. Hamer
Scott W. Hamer
President and Chief Executive Officer